POWER OF ATTORNEY
FOR SECTION 16 REPORTING


	I, George S.
Webb, do
hereby constitute and appoint Thomas A. Young, Jr., Paul M.
Harbolick, Jr.
and Susan S. Ancarrow, my true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized, for me and in my name and on my behalf as an officer and/or director and/or shareholder of Alliance Bankshares
Corporation, to prepare, execute and
file any and all forms, instruments or
documents (including any necessary
amendments thereof) as such attorneys or attorney deems necessary or advisable to enable me to comply with Section
16 of the Securities
Exchange Act of 1934 and any rules, regulations, policies or requirements of the Securities and Exchange Commission in respect thereof
(collectively, "Section 16").

	I do hereby ratify and
confirm all
acts my said attorney shall do or cause to be done by virtue hereof.

	This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with
Section 16, whichever occurs first.

	WITNESS the execution
hereof
this 25th  day of June, 2003.



		   /s/ George S. Webb


		George S. Webb